UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERBENA PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-4142447
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

(Address, including zip code, Telephone and Facsimile Number including area code, of Registrant’s
Principal Executive Offices)

843 Persimmon Lane
Langhorne PA, 19047

Telephone 215-741-7006

(Name, Address including zip code and Telephone Number including area code of Resident Agent for Services)

Corporation Service Company
2711 Centerville Road Suite 400
Wilmington, DE
19808

Telephone: (302) 636-5401

Copies to:
Craig A. Huffman ESQ.
334 S. Hyde Park Ave.
Tampa, FL 33606

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  See definitions of ”large accelerated filer,” ”accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.  (Check one.)

Large accelerated filer □	Accelerated filer □

Non-accelerated filer □	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Number of Shares	Aggregate Offering	Aggregate	Amount of
To be Registered	to be Registered	Price Per Share	Offering Price	Registration Fee(1)

Common Stock, $.0000143 par value	33,683,041	$ 0.01	$336,380	$0.20

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

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Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 29, 2009.

VERBENA PHARMACEUTICALS INC.

33,683,041 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, our stock will be listed on an exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS: June 29, 2009

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

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TABLE OF CONTENTS

USE OF PROCEEDS TO ISSUER	21

DILUTION	21

DIRECTOR, EXECUTIVE OFFICER, AND CONTROL PERSON	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

EMPLOYMENT AGREEMENTS	24

EXECUTIVE COMPENSATION	24

COMPENSATION OF DIRECTORS	24

STOCK INCENTIVE PLAN	24

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	25

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	25

TRANSFER AGENT AND REGISTRAR	26

SHARES ELIGIBLE FOR FUTURE SALE	27

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28

DEALER PROSPECTUS DELIVERY OBLIGATION	28

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	28

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	28

INDEMNIFICATION OF DIRECTORS AND OFFICERS	29

RECENT SALES OF UNREGISTERED SECURITIES	30

EXHIBITS	32

UNDERTAKINGS	32

SIGNATURES	34

EXHIBIT INDEX	35

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SUMMARY

GENERAL

As used in this Prospectus, references to “the Company”, “Verbena”, “We”, “Our”, “Ours” and “Us” refer to Verbena Pharmaceuticals Inc., unless otherwise indicated.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “protect”, “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: our ability to obtain financing in the short term, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are a development stage company. We do not have revenues or operations; we have minimal assets and have incurred losses since inception. The Company was formed as a vehicle to pursue a business combination and as of the filing date has not identified a possible business combination. The Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.

We were incorporated on January 3, 2006 under the laws of the state of Delaware. Our principal office is located at 843 Persimmon Lane, Langhorne PA, 19047. Our telephone number is 215-741-7006

THE OFFERING:

Securities Being Offered	Up to 33,683,041 shares of common stock.
Offering Price	The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 33,683,041 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	33,683,041 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of December 31, 2008	As of December 31, 2007
	(Audited)	(Audited)
BALANCE SHEET
Working Capital (Deficit)	$ (23,252)	$ (70)
Total Assets	$ 0	$ 70
Total Liabilities	$ 34,539	$ (70)
Stockholder’s Equity (Deficiency)	$ (34,539)	$ (70)

Period from
	For the	For the	January 3, 2006
	Year Ended	Year Ended	(Inception) Through
	December 31,2008	December 31, 2007	December 31, 2008
	(Audited)	(Audited)
INCOME STATEMENT
Revenue	$ 0	$ 0	$ 0
Total Expenses	$ 34,469	$ 39,793	$ 126,471
Net Loss	$ (34,469)	$ (39,793)	$ (126,471)

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RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE FUTURE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING KNOWN RISK FACTORS COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the Company. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. In addition, our management is currently involved with other blank check companies, and in the pursuit of business combinations, conflicts with such other blank check companies with which it is, and may in the future become, affiliated, may arise. If we and the other blank check companies that our management is affiliated with desire to take advantage of the same opportunity, then those members of management that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the officers and directors will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole officer and director, Robert Schneiderman, will only be devoting limited time to our operations. Mr. Schneiderman intends to devote 30% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Robert Schneiderman from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Schneiderman may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

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If we do not obtain additional Financing, our business will fail.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to the Company’s affairs. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

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The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we are subject to the reporting requirements under the Exchange Act, management believes we are not subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we are not engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000. This letter provides that certain private transfers of the shares of common stock also may be prohibited without registration under federal securities laws. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

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In addition, the SEC has recently disclosed that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities.  The SEC has taken the position that  these smaller issuers may not be able to rely on Rule 415 under the Securities Act, which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a  direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.  It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.  Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.  Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company.  The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement.   The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

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The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 150,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction to cause the Company to repurchase their shares of common stock.

In order to provide an interest in the Company to a third party, our principal stockholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholders. As a result of such transaction, our management, principal stockholders and Board of Directors may change.

The Company has conducted limited market research of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has conducted limited market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

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Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

This report on this Registration Statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our shares of common stock are subject to the “Penny Stock” rules of the securities and exchange commission and the trading market in out securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shareholders.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, our stock will be listed on an exchange.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The following table sets forth the name of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of June 29, 2009 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Each selling shareholder acquired the shares to be sold by the selling shareholder in the ordinary course of business and, at the time of acquisition of the shares, no selling shareholder had any agreement or understanding, directly or indirectly, to distribute the shares.

We will not receive any proceeds from the resale of the common stock by the selling shareholders.

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		Total Number Of Shares To Be Offered For	Total Shares to Be Owned Upon	Percentage of Shares owned Upon
	Shares Owned Prior to	Selling Shareholders	Completion of	Completion of
Name of Selling Shareholders	This Offering	Account	this Offering	This Offering

Allett, Janet	105	105	nill	nill
Allett, Jon	105	105	nill	nill
Bancroft, Keith	105	105	nill	nill
Bancroft, Lavern	105	105	nill	nill
Bancroft, Robert	105	105	nill	nill
Bancroft, Sandra	105	105	nill	nill
Bancroft, Stacey	105	105	nill	nill
Bard-Struck, Deanna	105	105	nill	nill
Buffa, Gaetano	105	105	nill	nill
Buffa, Mildred	105	105	nill	nill
Buffa, Renee	105	105	nill	nill
Charles, Andy	105	105	nill	nill
Charles, Linda	105	105	nill	nill
Cheek, Jordan	105	105	nill	nill
Cheek, Sarah	105	105	nill	nill
Cool, Alice	105	105	nill	nill
Cool, Janine	105	105	nill	nill
Cool, Larry	60,830	60,830	nill	nill
Coons, William	105	105	nill	nill
Crocker, Carol	105	105	nill	nill
Curtin, Letha	105	105	nill	nill
Curtin, Raymond	105	105	nill	nill
Curtin, Tim	105	105	nill	nill
Curtiss, David	105	105	nill	nill
Curtiss, Joann	105	105	nill	nill
Curtiss, Tara	105	105	nill	nill
Dolan, Terri	105	105	nill	nill
Edenburn, Robert	105	105	nill	nill
Feltrin, Jackie	105	105	nill	nill
Foss, Mark	105	105	nill	nill
Lynch, Shella	105	105	nill	nill
Lynch, Willie	105	105	nill	nill
McAvinchey, Robert	105	105	nill	nill
Ondrias, Brandon	105	105	nill	nill
Ondrias, Lisa	105	105	nill	nill
Red, James	105	105	nill	nill
Schauld, Stephanie	105	105	nill	nill
Schlaud, John	105	105	nill	nill
Struck, Amanda	105	105	nill	nill
Tower, Larry	105	105	nill	nill
Tower, Lila	105	105	nill	nill
Tower, William	105	105	nill	nill
William Tower Jr	105	105	nill	nill
Wright, John	105	105	nill	nill
Wright, Judy	105	105	nill	nill
J B S Capital	24,500,000	24,500,000	nill	nill
Steven Urbanski	9,100,000	9,100,000	nill	nill
Aaron Snyder	1106	1106	nill	nill
Amy Snyder	1106	1106	nill	nill
Bethany Snyder	1106	1106	nill	nill
Rachel Wengrow	1106	1106	nill	nill
Andrea Schneiderman	1106	1106	nill	nill
Joseph Urbanski	1106	1106	nill	nill
Kathi Urbanski	1106	1106	nill	nill
Mary Richardson	1106	1106	nill	nill
Karen D’Amico	1106	1106	nill	nill
Michael Urbanski	1106	1106	nill	nill
Craig A. Smith	1106	1106	nill	nill
Lauren T. Smith	1106	1106	nill	nill
Kipton P. Hirschbach	1106	1106	nill	nill
Richard M. Devine	1106	1106	nill	nill
Colleen M. Devine	1106	1106	nill	nill
Pamela Morse	1001	1001	nill	nill

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 33,683,041 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;
2.	has ever been one of our officers or directors;
3.	is a broker-dealer; or broker-dealer’s affiliate.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market
●	for penny stocks in both public offerings and secondary trading
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
●	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
●	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

●	bid and offer quotations for the penny stock;
●	the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.0000143 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share.

COMMON STOCK

As of June 29, 2009, there were 33,683,041 shares of our common stock issued and outstanding that are held by 63 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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PREFERRED STOCK

As of the date of this filing there were no preferred stock issued.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any equity securities that are convertible into shares of our common stock or any other non-debt related rights which are convertible or exchangeable into shares of our common stock. The Company has issued notes payable to a stockholder and a related party that are convertible into our common stock. At December 31, 2008, after giving retroactive effect to the June 2, 2009 seven for one stock-split, there were 91 million common shares potentially dilutive and issuable under the notes payable conversion rights. Subsequent to December 31, 2008, approximately 16.1 million common shares were issued from the conversion of a portion of the notes payable. As of June 29, 2009, approximately 77 million common shares remain dilutive with respect to the potential for future conversion obligations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Craig A. Huffman ESQ. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Raich Ende Malter & Co. LLP (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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ITEM 1. DESCRIPTION OF BUSINESS

(a) Business Development

Verbena Pharmaceuticals Inc. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Delaware on January 3, 2006. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has currently no possible business combination identified. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of the officers and directors of the Registrant. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

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FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.

The present stockholders of the Registrant will likely not have control of a majority of the voting shares of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant’s directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our sole officer and director is engaged in outside business activities and anticipates they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury.

During the next 12 months we anticipate incurring costs related to:

(i). filing of Exchange Act reports, and
(ii). costs relating to consummating an acquisition.

We believe we will be able to meet these costs through loans or investments in us by our stockholders, management or other investors.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

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USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 33,683,041 shares for gross proceeds of $ 336,380 from the sale of the selling security holder’s common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $20,000.00, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

our lack of operating history;
the proceeds to be raised by the offering;

the amount of capital to be contributed by purchasers in this offering will be paid directly to the selling shareholder and not the Company, and therefore purchasers in this offering will make no contribution to the capital of the Company, and our relative cash requirements.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 33,683,041 common shares outstanding.

RESULTS OF OPERATIONS FOR THE PERIOD ENDING DECEMBER 31, 2008 AND THE PERIOD FROM JANUARY 3, 2006 (INCEPTION) THROUGH DECEMBER 31, 2008

We did not earn any revenues for the year ending December 31, 2008 or the period from inception through December 31, 2008. We incurred operating expenses for the year ending December 31, 2008 and the period from inception through December 31, 2008 in the amount of $34,469 and $126,471, respectively. We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR, EXECUTIVE OFFICER, AND CONTROL PERSON

The following table sets forth and identifies our current sole Executive Officer and Director, and the respective date of election or appointment:

			INITIAL ELECTION OR
NAME	AGE	POSITION AND TERM OF OFFICE	APPOINTMENT DATE

Robert Schneiderman	66	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)	November 2007

The sole Executive Officer and Directors holds office until the next annual meeting following the appointment and until a successor has been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our sole Executive Officer and Director.

Robert Schneiderman, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Robert Schneiderman, aged 66, is the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer).

Robert Schneiderman, has experience in financing of public and non public companies and assisting with mergers and acquisitions. He has been involved with marketing and consulting on an array of projects including product development, development of marketing programs, and communications.

He has personnel, operations, financial management and supervisory experience for 32 years for a prominent Philadelphia Recruiting firm. In addition, he has served as committee chairman for charity and community service organizations guiding, advising, recruiting and motivating volunteers and: hands-on supervision and activity in the areas of fundraising-ad book, auction, golf outing, angel’s dinner and gala events: special event planning: social event planning: enhancement of membership recruitment procedures: writing of newsletter articles and speeches.

Audit Committee

The Company does not presently have an Audit Committee and the sole Director acts in such capacity for the immediate future due to the limited size of the Board.  The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

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Compensation Committee

The Company does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The compensation committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

Nominating Committee

The Company does not have a Nominating Committee and the Board acts in such capacity.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of June 29, 2009 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

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As of June 29, 2009, there were 33,683,041 shares of common stock issued and outstanding.

(1) This table is based on 33,683,041 shares of common stock outstanding

As of June 29, 2009, we had the following security holder holding greater than 5%:

NAMD AND ADDRESS OF OWNER AND POSITION IF APPLICABLE	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS
		BEFORE OFFERING	PERCENT OF CLASS AFTER OFFERING

JBS Capital Inc. (1) 843 Persimmon Lane Langhorne PA, 19047 Steven Urbanski (2) 8 Hampden Street Chester, MA 01011	24,500,000 9,103,318	72.7% 27.0%	0% 0%
Total Officers, Directors & Significant Shareholders as a group(1)	33,603,318	99.7%	0%

(1) Robert Schneiderman, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director owns 1/3 of JBS Capital Inc.

(2) Steven Urbanski, owns 1/3 of JBS Capital Inc. Amount of shares includes shares held by Steven Urbanski’s family members.

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect, with its Executive Officers. We do not pay compensation to our Directors for attendance at meetings. We reimburse Directors for reasonable expenses incurred during the course of their performance.

24

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officer below. The following table summarizes all compensation from inception, January 3, 2006 to the present date:

Summary Compensation Table

				Other Annual
Name and Principal Position	Year	Salary $	Bonus $	Compensation

Robert Schneiderman Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.	2007 2008 2009	NIL	NIL	NIL

John Wright, President, Secretary, and Director.	2007	NIL	NIL	NIL

Pamela Morse, President, and Director.	2007	NIL	NIL	NIL

Randy Milby, President, and Director.	2007	NIL	NIL	NIL

COMPENSATION OF DIRECTORS

The Director does not currently receive compensation for services as a director, but we plan to reimburse him for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to the Director and/or Officer of the Company.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, the company does not have employment agreements with our sole Executive Officer and Director.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

●	The Director or Officer;
●	any nominee for election as a director;
●	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
●	any relative,spouse, or relative of such spouse, of the above referenced person.

25

Except for the following transactions:

On January 11, 2008, the Company issued a $1,300 note payable to a stockholder (the “Holder”) of JBS Capital, Inc. (“JBS”) as payment for accounting services performed in 2007 and 2008. JBS is the sole stockholder in the Company. The loan accrues interest at 6.00% on actual days outstanding and a 360 day year and is due on demand. At the discretion of the Holder, the note is convertible into common stock at $.000143 per share, or 9,100,000 shares of common stock. On June 2, 2009, the Holder elected to convert the entire note into common stock.

On October 21, 2008, the Company issued a $12,000 note payable to JBS, The loan was non-interest bearing and was due on demand. At the discretion of JBS, the note is convertible into common stock at $.000143 per share, or 84,000,000 shares of common stock. At December 31, 2008, the balance outstanding was $12,000 and was included in notes payable - related parties. On June 2, 2009, JBS elected to convert $1,000 of the note payable into 7,000,000 shares of common stock.

TRANSFER AGENT AND REGISTRAR

Transfer Agent And Registrar: Integrity Stock Transfer, 3625 E. Warm Springs Road, Las Vegas, NV 89120, Telephone 702 317 7757 Facsimile 702 796 56502, serves as the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding 33,683,041 shares of common stock. These shares will be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our security holders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or,
●	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

26

VERBENA PHARMACEUTICALS INC.
A Development Stage Company
Table of Contents
December 31, 2008

27

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Verbena Pharmaceuticals, Inc.
New York, NY

We have audited the accompanying balance sheets of Verbena Pharmaceuticals, Inc. (A Development Stage Company) (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholder’s equity (deficiency), and cash flows for the years then ended, and the cumulative period January 3, 2006 (inception) through December 31, 2008. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Verbena Pharmaceuticals, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and the cumulative period January 3, 2006 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has suffered recurring losses since inception and has an accumulated deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP
New York, New York
June 26, 2009

F-1

VERBENA PHARMACEUTICALS INC.
A Development Stage Company
Balance Sheets

December 31, 2008	December 31, 2007
ASSETS

Total assets	$ 0	$ 0

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$ 77	$ 70
Due to related party	9,875	-
Notes payable - related parties	13,300	-
Total current liabilities	23,252	70

Long term liabilities
Loan payable - related party	11,235	-
Accrued interest payable - related party	52	-
Total long term liabilities	11,287	-

Total liabilities	34,539	70

Stockholder’s equity (deficiency)
Preferred stock - $.0001 par value, 10,000,000
shares authorized; -0- shares issued and
outstanding -	-	-
Common stock - $.0000143 par value, 150,000,000 shares
authorized; 17,500,000 shares issued and outstanding	250	250
Additional paid-in capital	91,682	91,682
(Deficit) accumulated during the development stage	(126,471)	(92,002)

Total stockholder’s equity (deficiency)	(34,539)	(70)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)	$ 0	$ 0

See notes to financial statements.

F-2

VERBENA PHARMACEUTICALS INC.
A Development Stage Company
Statements of Operations

			Period from
			January 3, 2006
	For the Year	For the Year	(Inception)
	Ended	Ended	Through
	December 31, 2008	December 31, 2007	December 31, 2008

Revenues	$ -	$ -	$ -

General and administrative expenses	34,340	39,326	125,275

Interest	129	467	1,196

Net (loss)	$ (34,469)	$ (39,793)	$ (126,471)

Basic and diluted (loss) per share	*	*

Weighted average number of
common shares outstanding	17,500,000	17,500,000

* Less than $.01 per shares

See notes to financial statements

F-3

VERBENA PHARMACEUTICALS INC.
A Development Stage Company
Statements of Changes in Stockholder’s Equity (Deficiency)
For the period January 3, 2006 (Inception) Through December 31, 2008

				(Deficit)
				Accumulated
			Additional	During the			Stockholder’s
	Common Stock		Paid-In	Development	Treasury Stock		Equity
	Shares	Amount	Capital	Stage	Shares	Amount	(Deficiency)

Balance January 3, 2006 (inception)	-	$ -	$ -	$ -	-	$ -	$ -
Issuance of common stock
on January 31, 2006	17,500,000	250	12,250	-	-	-	12,500
Capital contributions
from stockholder	-	-	19,250	-	-	-	19,250

Net (loss)	-	-	-	(52,209)	-	-	(52,209)

Balance December 31,2006	17,500,000	250	31,500	(52,209)	-	-	(20,459)

Capital contributions
from stockholder	-	-	60,182	-	-	-	60,182

Purchase of treasury stock
on November 14, 2007	-	-	-	-	(2,500,000)	(16,700)	(16,700)

Issuance of treasury stock
on November 14, 2007	-	-	-	-	2,500,000	16,700	16,700

Net (loss)	-	-	-	(39,793)	-	-	(39,793)

Balance December 31, 2007	17,500,000	250	91,682	(92,002)	-	-	(70)

Net (loss)	-	-	-	(34,469)	-	-	(34,469)

Balance December 31, 2008	17,500,000	$ 250	$ 91,682	$ (126,471)	-	$ -	$ (34,539)

See notes to financial statements

F-4

VERBENA PHARMACEUTICALS INC.
A Development Stage Company
Statements of Cash Flows

			Period from
			January 3, 2006
	For the Year	For the Year	(Inception)
	Ended	Ended	Through
	December 31, 2008	December 31, 2007	December 31, 2008

Cash flows from operating activities:
Net (loss)	$ (34,469)	$ (39,793)	$ (126,471)

Adjustments to reconcile net
(loss) to net cash (used in)
operations:

Increase(Decrease) in accounts
payable and accrued expenses	7	(4,500)	77
Increase(Decrease) in accrued
interest payable - related party	52	(600)	52
Increase in due to related party	9,875	-	9,875

Net cash (used in) operating activities	(24,535)	(44,893)	(116,467)

Cash flows from financing activities:

Proceeds from notes payable related
parties	13,300	-	13,300

Proceeds from loan payable - related
party	11,235	-	11,235

Proceeds from issuance of common
stock	-	-	12,500

Additional capital Contributions from
sole shareholder	-	60,182	79,432

Proceeds from stockholder’s loan	-	-	17,500

(Repayment) of stockholder’s loan	-	(17,500)	(17,500)

Purchase of treasury stock	-	(16,700)	(16,700)

Sale of treasury stock	-	16,700	16,700

Cash provided by financing activities	24,535	42,682	116,467

Net (decrease) in cash and cash equivalents	-	(2,211)	-

Cash and cash equivalents -
beginning	-	2,211	-

Cash and cash equivalents -
ending	$ -	$ -	$ -

See notes to financial statements

F-5

VERBENA PHARMACEUTICALS INC.
A Development Stage Company
Notes to Financial Statements
December 31, 2008

1 - ORGANIZATION AND BUSINESS

       Verbena Pharmaceuticals Inc., a development stage company (the "Company"), was incorporated in the State of Delaware on January 3, 2006. All activities of the Company to date relate to its organization, initial funding and share issuance. The Company is looking to acquire an existing company or acquire the technology to begin operations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company has had no revenue and has incurred accumulated net losses from January 3, 2006 (inception) through December 31, 2008 of $126,471. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s development activities since inception have been financially sustained through stockholder loans and contributions. The ability of the Company to continue as a going concern is dependent upon management’s plan to find a suitable acquisition/merger candidate, raise additional capital from the sale of common stock, receive additional loans from its shareholders and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b

Cash Equivalents - For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There are no cash equivalents at the balance sheet date.

c.

Income Taxes - The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

F-6

As required by FASB interpretation No. 48, “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”), the Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount recognized in the financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized.  Since the adoption of FIN 48 at January 1, 2007, the Company has had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.

As of December 31, 2008, the Company has net operating loss carryforwards of approximately $126,000 to reduce future federal and state taxable income through 2028.

The Company has approximately $33,000 and $20,000 in deferred tax assets at December 31, 2008 and 2007, respectively, resulting from net operating loss carry forwards. At December 31, 2008 and 2007, a valuation allowance has been recorded to fully offset these deferred tax assets because the future realization of the related income tax benefits is uncertain. The difference between the statutory tax rate of 34% and the effective tax rate of 0% is due to the surtax exemption and the valuation allowance.

The Company currently has no federal or state tax examinations in progress nor has it had any federal or state examinations since its inception. All of the Company’s tax years are subject to federal and state tax examination.

d.

Loss Per Common Share - Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the treasury stock method in the determination of dilutive shares outstanding during each reporting period. Common equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive. There were 93,100,000 potentially dilutive shares at December 31, 2008 which were excluded from the shares used to calculate diluted earnings per share, as their inclusion would reduce net loss per share.

e.	Fair Value of Financial Instruments - The carrying value of current assets and liabilities approximates fair value due to the short period of time to maturity.

On January 1, 2008 the company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”).  There was no impact on the Company’s financial position, results of operations or cash flows at December 31, 2008 and for the twelve months then ended as a result of the adoption of FAS 157.

On January 1, 2008 the company adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“FAS 159”).  There was no impact on the Company’s financial position, results of operations or cash flows at December 31, 2008 and for the twelve months then ended as a result of the adoption of FAS 159.

F-7

3 -	NOTES PAYABLE AND OTHER RELATED PARTY TRANSACTIONS

The Company utilizes the office space and equipment of its sole stockholder at no cost. Management estimates such amounts to be immaterial.

During 2006 the Company received proceeds from two notes payable to its former sole stockholder aggregating $17,500 and bearing interest at 4% per annum. Related interest expense for the year ended December 31, 2007 was $467 and interest expense for the period January 3, 2006(inception) through December 31, 2007 was $1,067. The entire amount, principal and accrued interest of $18,567, was paid in full on September 1, 2007.

The former sole stockholder made contributions to additional paid-in-capital in 2007 as follows:

March 12, 2007	$10,000
April 2, 2007	10,000
August 21, 2007	1,000
August 31, 2007	33,700
October 22, 2007	5,482
$60,182

On November 14, 2007, the Company redeemed, in accordance with the Redemption Agreement (the “Redemption Agreement”) an aggregate of 17,500,000 shares of its common stock from its former sole stockholder (“Selling Stockholder”) for an aggregate purchase price equal to $50,000. The purchase price was paid as $16,700 in cash and a promissory note in the principal amount of $33,300, both of which were delivered to the Selling Stockholder upon the execution and delivery of the Redemption Agreement.

On November 14, 2007, the Company sold 17,500,000 shares of common stock to Genesis Holdings, Inc., a Texas corporation (“Genesis”). The Company sold such shares of common stock to Genesis for an aggregate purchase price equal to $50,000 pursuant to the terms and conditions contained in the common stock purchase agreement (the “Purchase Agreement”). In accordance with the Purchase Agreement, the purchase price was paid as $16,700 in cash and a promissory note in the principal amount of $33,300, both of which were delivered to the Company upon the execution and delivery of the Purchase Agreement.

On January 11, 2008, the Company issued a $1,300 note payable to a stockholder (the “Holder”) of JBS Capital, Inc. (“JBS”) as payment for accounting services performed in 2007 and 2008. JBS is the sole stockholder in the Company. The loan accrues interest at 6.00% on actual days outstanding and a 360 day year and is due on demand. At the discretion of the Holder, the note is convertible into common stock at $.000143 per share, or 9,100,000 shares of common stock. At December 31, 2008, the balance outstanding is $1,300 and is included in notes payable - related parties. During 2009, the Holder elected to convert the entire note into common stock. Subsequent to December 31, 2008, the shares of common stock were issued.

F-8

On June 30, 2008, the Company entered into a revolving loan agreement with ScripsAmerica, Inc. (“Scrips”). The stockholders of JBS provide management services to Scrips. The agreement provides the Company with available credit up to an aggregate maximum of $100,000. The loan accrues interest at 5.00% on actual days outstanding and a 360 day year.  Outstanding principal and accrued interest is to be repaid in full upon the earlier of the completion of a merger or December 31, 2010.  At December 31, 2008, the balance outstanding is $11,235 and is included in loan payable - related party.

On October 21, 2008, the Company issued a $12,000 note payable to JBS. The loan was non-interest bearing and is due on demand. At the discretion of JBS, the note was convertible into common stock at $.000143 per share, or 84,000,000 shares of common stock. At December 31, 2008, the balance outstanding was $12,000 and was included in notes payable - related parties. During 2009, JBS elected to convert $1,000 of the note payable into 7,000,000 shares of common stock. Subsequent to December 31, 2008, the shares of common stock were issued.

During 2008, JBS purchased 17,500,000 shares of the Company’s common stock, representing all of the outstanding shares, by satisfying the promissory note to the selling stockholder and making additional payments to an individual associated with Genesis.

During 2008, Verbena entered into a merger agreement with American Building and Maintenance Service, Inc. (“ABMS”) and later executed a termination and hold harmless agreement (the “Agreement”) with ABMS terminating the original merger agreement. Under the terms of the Agreement, ABMS agreed to release and hold harmless the Company from its obligations under the terms of the original agreement in consideration of the payment of $8,875 and the issuance of 65,450 shares of the common stock of the Company. JBS paid $8,875 on behalf of Verbena. This payment of $8,875 and an additional payable of $1,000 for management fees due to JBS, aggregating $9,875, are shown as due to related party. Subsequent to December 31, 2008, the shares of common stock were issued.

4 -	CAPITAL STOCK

The preferred stock of the Company shall be issued by the Board of Directors of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Company may determine, from time to time.

Holders of shares of common stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

F-9

5 -	RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), Business Combinations, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 141(R) to have a material effect on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as non-controlling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for fiscal years and interim periods beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 160 to have a material effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

6 -	SUBSEQUENT EVENT

On June 4, 2009, the Company completed a seven for one stock split. All share and per share data give retroactive effect to the stock split.

7 -	UNAUDITED QUARTERLY RESULTS OF OPERATIONS - Years Ended December 31, 2008 AND 2007

The following tables contain selected unaudited consolidated statement of operations information for the first three quarters of 2008 and 2007. The Company believes that the following information reflects all normal recurring adjustments necessary for fair presentation of the information for the periods presented.

F-10

	Three Months Ended March 31,
	2008	2007

Revenues	$ -	$ -
General and administrative expenses	-	10,024

Net (loss)	-	(10,024)

Basic & diluted loss per share	*	*

Basic & diluted weighted average number of common
shares outstanding	17,500,000	17,500,000

* Less than $.01, per share

	Three Months Ended June 30,
	2008	2007

Revenues	$ -	$ -
General and administrative expenses	-	10,114

Net (loss)	-	(10,114)

Basic & diluted loss per share	*	*

Basic & diluted weighted average number of common
shares outstanding	17,500,000	17,500,000

* Less than $.01, per share

	Three Months Ended September 30,
	2008	2007

Revenues	$ -	$ -
General and administrative expenses	14,300	13,193

Net (loss)	(14,300)	(13,193)

Basic & diluted loss per share	*	*

Basic & diluted weighted average number of common
shares outstanding	17,500,000	17,500,000

F-11

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*	$ 0.20
Professional fees and expenses	20,000.00

Total	$20,000.20

* All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

28

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2) the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

29

RECENT SALES OF UNREGISTERED SECURITIES

On June 4, 2009 the company issued 65,450 common shares to the shareholders listed below at a price of $0.000143 per share. These shares where issued along with a payment of $8,875 to unwind the merger agreement between the company and American Building and Maintenance Service, Inc.

Name of Shareholder	Number of Shares
Allett, Janet	105
Allett, Jon	105
Bancroft, Keith	105
Bancroft, Lavern	105
Bancroft, Robert	105
Bancroft, Sandra	105
Bancroft, Stacey	105
Bard-Struck, Deanna	105
Buffa, Gaetano	105
Buffa, Mildred	105
Buffa, Renee	105
Charles, Andy	105
Charles, Linda	105
Cheek, Jordan	105
Cheek, Sarah	105
Cool, Alice	105
Cool, Janine	105
Cool, Larry	60,830
Coons, William	105
Crocker, Carol	105
Curtin, Letha	105
Curtin, Raymond	105
Curtin, Tim	105
Curtiss, David	105
Curtiss, Joann	105
Curtiss, Tara	105
Dolan, Terri	105
Edenburn, Robert	105
Feltrin, Jackie	105
Foss, Mark	105
Lynch, Shella	105
Lynch, Willie	105
McAvinchey, Robert	105
Ondrias, Brandon	105
Ondrias, Lisa	105
Red, James	105
Schauld, Stephanie	105
Schlaud, John	105
Struck, Amanda	105
Tower, Larry	105
Tower, Lila	105
Tower, William	105
William Tower Jr	105
Wright, John	105
Wright, Judy	105

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On June 4, 2009 the company issued 17,591 common shares at $0 per share. No underwriters where used. The shareholders are listed below:

Name of Shareholder	Number of Shares
Aaron Snyder	1106
Amy Snyder	1106
Bethany Snyder	1106
Rachel Wengrow	1106
Joseph Urbanski	1106
Kathi Urbanski	1106
Mary Richardson	1106
Karen D’Amico	1106
Michael Urbanski	1106
Andrea Schneiderman	1106
Craig A. Smith	1106
Lauren T. Smith	1106
Kipton P. Hirschbach	1106
Richard M. Devine	1106
Colleen M. Devine	1106
Pamela Morse	1001

On June 4, 2009 the company converted debt of $1,000 to 7,000,000 common shares at a price $0.000143 per share. These shares where issued to JBS Capital Inc.

On June 4, 2009 the company converted debt of $1,300 to 9,100,000 common shares at a price $0.000143 per share. These shares where issued to Steven Urbanski.

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EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description

3.1	Articles of Incorporation, as amended **

3.2	Bylaws **.

5.1	Legal Opinion of Lawyer, Attorney at Law, June 2009*

23.1	Consent of Raich Ende Malter & Co. LLP, June 2009 *

23.2	Consent of Lawyer, Attorney at Law, June 2009 (included in Exhibit 5.1)*

*Filed Herein
** Previously Filed

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. .Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

1.

omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29, 2009.

VERBENA PHARMACEUTICALS INC. (Registrant)

By:	/s/ Robert Schneiderman
ROBERT SCHNEIDERMAN
Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ Robert Schneiderman ROBERT SCHNEIDERMAN	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)	June 29, 2009

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation **

3.2	Bylaws **.

5.1	Legal Opinion of Lawyer, Attorney at Law, June , 2009*

23.1	Consent of Raich Ende Malter & Co. LLP, June 2009 *

23.2	Consent of Lawyer, Attorney at Law, June 2009 (included in Exhibit 5.1)*

*Filed Herein
** Previously Filed

35